SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 8, 2009

Air T, Inc.

(Exact Name of Registrant as Specified in its Charter)

                                     Delaware                                                                     0-11720                                                               52-1206400
                        (State or Other Jurisdiction                                    (Commission File Number)             (I.R.S. Employer
                                                            of Incorporation)                                               Identification No.)

3524 Airport Road
        Maiden, North Carolina 28650
(Address of Principal Executive Offices)
 (Zip Code)

                                   (828) 464-8741
 (Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

                Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(b)           On July 8, 2009, Air T, Inc. (the “Company”) provided written notice to The Nasdaq Stock Market LLC (“Nasdaq”) that earlier that day Claude S. Abernethy, Jr., an independent member of the Company’s Board of Directors and one of the three members of the Company’s Audit Committee, had passed away, and that, as a result of Mr. Abernethy’s death, the Company was temporarily in noncompliance with:

•	Nasdaq Rule 5605(b)(1), which requires that independent directors comprise a majority of the Board of Directors; and

•	Nasdaq Rule 5605(c)(2), which requires that the Audit Committee be comprised of at least three members.

Each of Nasdaq Rules 5605(b)(1) and 5605(c)(2) provides a cure period of 180 days for the Company to regain compliance.

On July 9, 2009, the Executive Committee of the Board of Directors of the Company appointed Dennis A. Wicker, an independent director, to the Audit Committee.  As a result of this action, the Company believes that it has regained compliance with Nasdaq Rule 5605(c)(2).

The Company intends to regain compliance with Nasdaq Rule 5605(b)(1) prior to the expiration of the 180-day cure period through the appointment or election of an independent director to the Board of Directors to fill the vacancy created by Mr. Abernethy’s death.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2009

AIR T, INC.

By: /s/ Walter Clark
Walter Clark, Chief Executive Officer